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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52764, Form S-8 No. 33-52393 and Form S-8 No. 33-52391) pertaining to the Lomas Financial Corporation 1991 Stock Incentive Program, the Lomas Financial Corporation 1993 Intermediate and Long Term Incentive Plan, and the Lomas Financial Corporation 1991 Long Term Incentive Plan for Non-Employee Directors, respectively, of our disclaimer report dated October 11, 1995, relating to the consolidated balance sheet of Lomas Financial Corporation and subsidiaries as of June 30, 1995, and the related statements of consolidated operations, stockholders' equity (deficit) and cash flows for the year then ended, and the related schedule. Such disclaimer report appears in the June 30, 1995, annual report on Form 10-K of Lomas Financial Corporation.

         Our report dated October 11, 1995 disclaims an opinion on the 1995 consolidated financial statements and schedule of the Company because of uncertainties related to the Company's ability to continue as a going concern.





                                                           KPMG PEAT MARWICK LLP





Dallas, Texas
October 12, 1995